SHAREHOLDER MEETING  Unaudited

On April 6, 2001, a shareholder meeting was held at which all of the nominated Trustees were elected and all proposals were approved by shareholders as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:

Proposal No. 1
The twelve persons named below to serve as Trustee of the Fund until their successors are elected and shall qualify:

         NOMINEE                                     FOR                        WITHHELD                  TOTAL
         William L. Armstrong                        17,893,115.537             576,887.297               18,470,002.834
         Robert G. Avis                              17,869,306.050             600,696.784               18,470,002.834
         George C. Bowen                             18,068,197.926             401,804.908               18,470,002.834
         Edward L. Cameron                           17,898,053.930             571,948.904               18,470,002.834
         Jon S. Fossel                               17,902,183.700             567,819.134               18,470,002.834
         Sam Freedman                                17,896,449.634             573,553.200               18,470,002.834
         Raymond J. Kalinowski                       17,850,381.342             619,621.492               18,470,002.834
         C. Howard Kast                              17,844,460.246             625,542.588               18,470,002.834
         Robert M. Kirchner                          17,843,630.510             626,372.324               18,470,002.834
         Bridget A. Macaskill                        17,914,698.015             555,304.819               18,470,002.834
         F. William Marshall                         17,906,632.043             563,370.791               18,470,002.834
         James C. Swain                              17,871,620.744             598,382.090               18,470,002.834

FOR                       AGAINST                   ABSTAIN                    TOTAL
Proposal No. 2
Ratification of the selection of Deloitte & Touche LLP as independent auditors for the Fund for the fiscal year beginning January 1, 2001.

17,958,366.225            126,624.207               385,012.402                18,470,002.834

                                                                        BROKER
FOR                   AGAINST                ABSTAIN                    NON-VOTES                 TOTAL
Proposal No. 3a:
Approval to eliminate the Fund's fundamental policy on purchasing securities of issuers in which officers or Trustees of the Fund, its parent Trust or
Massachusetts Mutual Life Insurance Company have an interest.

13,502,290.468        1,856,244.024          806,409.342                2,305,059                 18,470,002.834

Proposal No. 3b:
Approval to eliminate the Fund's fundamental policy on making loans to an officer, trustee or employee of the Fund's parent Trust or to any officer, director or employee of Massachusetts Mutual Life Insurance Company or to that company.

12,427,434.759        2,872,527.481          864,981.594                2,305,059                 18,470,002.834

Proposal No. 3c:
Approval to eliminate the Fund's fundamental policy on making short sales.

13,161,186.190        2,121,262.587          882,495.057                2,305,059                 18,470,002.834

Proposal No. 3d:
Approval to amend the Fund's fundamental policy on investing in oil, gas or other mineral leases, rights, royalty contracts or exploration or development programs, real estate or real estate mortgage loans.

13,666,275.148        1,728,377.646          770,291.040                2,305,059                 18,470,002.834

Proposal No. 4:
Approval of changes to four of the Fund's fundamental investment restrictions to permit the Fund to participate in an inter-fund lending arrangement.

13,223,080.023        2,055,218.038          886,645.773                2,305,059                 18,470,002.834

Proposal No. 5:
Approval of authorizing the Trustees to adopt an Amended and Restated
Declaration of Trust.

13,665,374.962        1,530,405.415          969,163.457                2,305,059                 18,470,002.834